United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 8, 2005

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

1-9396
(Commission File Number)

Delaware	86-0498599
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Entry Into a Material Definitive Agreement.

On December 23, 2004, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), announced the execution of a definitive Stock Purchase Agreement dated as of December 23, 2004 (the “Purchase Agreement”), between Fidelity National Information Services, Inc., a Delaware corporation and wholly-owned subsidiary of FNF (“FNIS”), FNF, certain affiliates of Thomas H. Lee Partners, L.P. (“THL” or the “THL Entities”) and certain affiliates of Texas Pacific Group (“TPG” or the “TPG Entities”). The Purchase Agreement provides the terms upon which FNIS will sell a 25 percent minority equity interest in FNIS common stock to the THL Entities and the TPG Entities (collectively, the “Sponsors” or the “Sponsor Group”) for a purchase price of $500,000,000 (the “Transaction”). The Purchase Agreement and related transaction documents were filed with an 8-K on December 29, 2004.

On March 8, 2005, Purchase Agreement was amended and restated to add Evercore METC Capital Partners II L.P. and Banc of America Capital Investors, L.P. as additional investors. The complete text of the Amended and Restated Stock Purchase Agreement is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1	—	Amended and Restated Stock Purchase Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.
Dated: March 14, 2005	By:	/s/ Alan L. Stinson
Alan L. Stinson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amended and Restated Stock Purchase Agreement